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                                                                    Exhibit 11.1



                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



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

                                                                           Three Months Ended December 31,
                                                        -----------------------------------------------------------------------
                                                                    1998                                      1997
                                                        ---------------------------------      --------------------------------
                                                             Basic            Diluted                Basic            Diluted
                                                           ----------       ----------            ----------        ----------
  I. Shares Outstanding, Net of Treasury
        Stock Purchased During the Period:

           Stock, net                                       2,940,729        2,940,729             4,716,506         4,716,506
           Purchase of treasury stock (weighted)                                                        (960)             (960)
                                                           ----------       ----------            ----------        ----------
                                                            2,940,729        2,940,729             4,715,546         4,715,546

 II. Weighted Equivalent Shares:

           Assumed options and warrants exercised                               60,513                                  30,144
                                                           ----------       ----------            ----------        ----------

III. Weighted Average Shares and Equivalent Shares          2,940,729        3,001,242             4,715,546         4,745,690
                                                           ==========       ==========            ==========        ==========

 IV. Net Income                                            $    2,511       $    2,511            $    2,822        $    2,822
                                                           ==========       ==========            ==========        ==========

  V. Net Income Per Share                                  $      .85       $      .84            $      .60        $      .59
                                                           ==========       ==========            ==========        ==========
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